EXHIBIT 10.1

Amendment to the
SunTrust Banks, Inc. ERISA Excess Retirement Plan
Effective August 13, 1996

WHEREAS, SunTrust Banks, Inc. (the "Corporation") has adopted and currently sponsors the SunTrust Banks, Inc. ERISA Excess Retirement Plan, effective August 13, 1996 and as subsequently amended (the "Excess Plan"); and

WHEREAS, pursuant to Section 10 of the Excess Plan, the Compensation Committee of the Corporation's Board of Directors is responsible for the administration of the Excess Plan and is authorized to amend the Excess Plan in any respect whatsoever; and

WHEREAS, the Compensation Committee pursuant to Section 10 of the Excess Plan has delegated authority to the Human Resources Director and other appropriate officers and to the Benefits Plan Committee and the Deferral Plan Committee, as applicable, or their delegates to take actions to adopt and implement certain amendments approved by the Compensation Committee on November 7, 2005, as well as other amendments that they may deem appropriate, without further authorization of the Compensation Committee except for any matters which counsel to the Corporation believes will have a material financial impact on SunTrust; and

WHEREAS, the undersigned is a Senior Vice President of the Corporation, a member of the Benefits Department and also a member of both the Benefits Plan Committee and the Deferral Plan Committee.

NOW THEREFORE, BE IT RESOLVED That the Excess Plan is amended as follows, effective January 1, 2006:

For any Participant who retires or terminates employment with the Corporation and its Affiliates after December 31, 2004, unless otherwise excepted by the Compensation Committee, the Compensation used to compute his Excess Benefit may not exceed two times the annual compensation limit for qualified plans under Code section 401(a)(17), as adjusted annually for increases in the cost-of-living.

IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Excess Plan on this 30th day of December 2005.

ATTEST

By:	By:

Title:	Title: